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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 11 to the Registration Statement of the UAM Funds, Inc. II (formerly PBHG Advisor Funds Inc.) on form N-1A (File No. 33-44193) of our report on the financial statements and financial highlights of the Analytic Defensive Equity, Analytic Enhanced Equity, Analytic Master Fixed Income and Analytic Short-Term Government Funds, (the "Funds"), as of December 31, 1998, and for the year then ended, which Report is included in the Annual Report to Shareholders for the year ended December 31, 1998 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Public Accountant" and "Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
September 20, 1999